CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$558.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 Securities (CUSIP: 06739JC43). A filing fee of $223.20 for the issuance of $4,000,000 Securities (CUSIP: 06739JC43) was previously paid in connection with the filing dated September 30, 2009. The new aggregate issuance amount of the Securities is $14,000,000.

Pricing Supplement (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated September 14, 2009)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-145845 September 25, 2009, as amended as of October 13, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: September 30, 2009

•	Initial valuation date: September 25, 2009

•	Final valuation date: March 25, 2010

•	Maturity date: March 30, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.03%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protec- tion Level	Percen- tage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$13.08	PS-9	AA	$3,000,000		16.25%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3570	06739JUM3/ US06739JUM34
Arch Coal, Inc.	$21.86	PS-11	ACI	$1,000,000		12.50%	70.00%	98.375%	$983,750	1.625%	$16,250	E-3571	06739JUN1/ US06739JUN17
The AES Corporation	$14.32	PS-13	AES	$2,000,000		12.00%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3572	06739JUP6/ US06739JUP64
Aetna Inc.	$28.94	PS-15	AET	$2,000,000		12.25%	70.00%	98.375%	$1,967,500	1.625%	$32,500	E-3573	06739JUQ4/ US06739JUQ48
Yamana Gold, Inc.	$10.09	PS-17	Bloomberg ticker symbol AUY <UN> Equity	$2,000,000		16.00%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3575	06739JUS0/ US06739JUS04
Bank of America Corporation	$16.60	PS-19	BAC	$5,000,000		15.00%	70.00%	98.375%	$4,918,750	1.625%	$81,250	E-3576	06739JUT8/ US06739JUT86
Peabody Energy Corporation	$36.74	PS-21	BTU	$1,000,000		11.75%	70.00%	98.375%	$983,750	1.625%	$16,250	E-3577	06739JUU5/ US06739JUU59

Caterpillar Inc.	$51.20	PS-23	CAT	$5,000,000		13.25%	75.00%	98.375%	$4,918,750	1.625%	$81,250	E-3578	06739JUV3/ US06739JUV33
Chesapeake Energy Corporation	$27.53	PS-25	CHK	$4,000,000		11.00%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3579	06739JUW1/ US06739JUW16
Coach, Inc.	$31.67	PS-27	COH	$3,000,000		10.50%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3580	06739JUX9/ US06739JUX98
CSX Corporation	$42.82	PS-29	CSX	$5,000,000		9.50%	75.00%	98.375%	$4,918,750	1.625%	$81,250	E-3581	06739JUY7/ US06739JUY71
CEMEX, S.A.B. de C.V.	$12.99	PS-31	CX	$2,000,000		12.25%	70.00%	98.375%	$1,967,500	1.625%	$32,500	E-3582	06739JUZ4/ US06739JUZ47
The Dow Chemical Company	$25.30	PS-33	DOW	$4,000,000		11.25%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3583	06739JVA8/ US06739JVA86
Dynegy Inc.	$2.28	PS-35	DYN	$3,000,000		19.00%	60.00%	98.375%	$2,951,250	1.625%	$48,750	E-3584	06739JVB6/ US06739JVB69
Eldorado Gold Corp.	$10.72	PS-37	EGO	$2,000,000		18.50%	70.00%	98.375%	$1,967,500	1.625%	$32,500	E-3585	06739JVC4/ US06739JVC43
Ford Motor Company	$7.29	PS-39	F	$4,000,000		14.50%	65.00%	98.375%	$3,935,000	1.625%	$65,000	E-3586	06739JVD2/ US06739JVD26
Freeport-McMoRan Copper & Gold Inc.	$66.69	PS-41	FCX	$3,000,000		13.25%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3587	06739JVE0/ US06739JVE09
First Solar, Inc.	$152.87	PS-43	FSLR	$5,000,000		18.00%	75.00%	98.375%	$4,918,750	1.625%	$81,250	E-3588	06739JVF7/ US06739JVF73
Forest Oil Corporation	$19.09	PS-45	FST	$3,000,000		15.50%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3589	06739JVG5/ US06739JVG56
Frontier Oil Corporation	$13.87	PS-47	FTO	$3,000,000		12.25%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3590	06739JVH3/ US06739JVH30
Garmin Ltd.	$35.27	PS-49	GRMN	$2,000,000		11.25%	70.00%	98.375%	$1,967,500	1.625%	$32,500	E-3592	06739JVK6/ US06739JVK68
Halliburton Company	$26.74	PS-51	HAL	$3,000,000		9.50%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3593	06739JVL4/ US06739JVL42
The Hartford Financial Services Group, Inc.	$25.84	PS-53	HIG	$3,000,000		20.00%	65.00%	98.375%	$2,951,250	1.625%	$48,750	E-3594	06739JVM2/ US06739JVM25
Harley-Davidson, Inc.	$22.97	PS-55	HOG	$3,000,000		12.50%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3595	06739JVN0/ US06739JVN08
International Paper Co.	$21.71	PS-57	IP	$3,000,000		12.00%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3596	06739JVP5/ US06739JVP55
Joy Global Inc.	$46.30	PS-59	JOYG	$2,000,000		14.00%	70.00%	98.375%	$1,967,500	1.625%	$32,500	E-3598	06739JVR1/ US06739JVR12
JPMorgan Chase & Co.	$43.65	PS-61	JPM	$5,000,000		10.50%	80.00%	98.375%	$4,918,750	1.625%	$81,250	E-3599	06739JVS9/ US06739JVS94
MetLife, Inc.	$36.92	PS-63	MET	$3,000,000		12.50%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3600	06739JVT7/ US06739JVT77
The Mosaic Company	$49.21	PS-65	MOS	$3,000,000		13.25%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3601	06739JVY6/ US06739JVY62
National Oilwell Varco, Inc.	$41.94	PS-67	NOV	$1,000,000		12.25%	75.00%	98.375%	$983,750	1.625%	$16,250	E-3602	06739JA29/ US06739JA297
Palm, Inc.	$16.37	PS-69	PALM	$3,000,000		20.00%	65.00%	98.375%	$2,951,250	1.625%	$48,750	E-3603	06739JA37/ US06739JA370
Potash Corporation of Saskatchewan Inc.	$89.52	PS-71	POT	$3,000,000		11.25%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3604	06739JA45/ US06739JA453
Plains Exploration & Production Company	$26.05	PS-73	PXP	$3,000,000		12.25%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3605	06739JA52/ US06739JA529
Research In Motion Limited	$68.91	PS-75	RIMM	$3,000,000		12.00%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3606	06739JA60/ US06739JA602
Sprint Nextel Corporation	$3.95	PS-77	S	$2,000,000		14.00%	65.00%	98.375%	$1,967,500	1.625%	$32,500	E-3607	06739JA78/ US06739JA784
Schlumberger N.V. (Schlumberger Limited)	$59.48	PS-79	SLB	$2,000,000		9.25%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3608	06739JA86/ US06739JA867
Suntech Power Holdings Co., Ltd.	$15.75	PS-81	STP	$3,000,000		20.00%	60.00%	98.375%	$2,951,250	1.625%	$48,750	E-3609	06739JA94/ US06739JA941
Southwestern Energy Company	$41.00	PS-83	SWN	$1,000,000		12.00%	75.00%	98.375%	$983,750	1.625%	$16,250	E-3610	06739JB28/ US06739JB287
Titanium Metals Corporation	$9.41	PS-85	TIE	$3,000,000		17.00%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3611	06739JB36/ US06739JB360
Tesoro Corporation	$14.54	PS-87	TSO	$5,000,000		12.00%	70.00%	98.375%	$4,918,750	1.625%	$81,250	E-3612	06739JB44/ US06739JB444
UnitedHealth Group Incorporated	$25.34	PS-89	UNH	$1,000,000		12.25%	75.00%	98.375%	$983,750	1.625%	$16,250	E-3613	06739JB51/ US06739JB519
U.S. Bancorp	$22.06	PS-91	USB	$4,000,000		12.75%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3614	06739JB69/ US06739JB691
Vale S.A.	$22.54	PS-93	VALE	$3,000,000		12.50%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3615	06739JB77/ US06739JB774
Valero Energy Corporation	$19.46	PS-95	VLO	$1,000,000		9.25%	75.00%	98.375%	$983,750	1.625%	$16,250	E-3616	06739JB85/ US06739JB857
Wendy’s /Arby’s Group, Inc.	$4.98	PS-97	WEN	$2,000,000		14.25%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3617	06739JB93/ US06739JB931
Wells Fargo & Company	$28.19	PS-99	WFC	$5,000,000		14.50%	70.00%	98.375%	$4,918,750	1.625%	$81,250	E-3618	06739JC27/ US06739JC277
Whole Foods Market, Inc.	$28.77	PS-101	WFMI	$2,000,000		12.75%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3619	06739JC35/ US06739JC350
United States Steel Corporation	$46.63	PS-103	X	$14,000,000	***	18.00%	70.00%	98.375%	$13,772,500	1.625%	$227,500	E-3620	06739JC43/ US06739JC434

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $14,000,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on October 14, 2009. The original $4,000,000 aggregate principal amount of the Notes was issued on September 30, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes—Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes,

you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries as of December 31, 2008. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 25, 2009*	$14.84	$8.96	$13.08

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $13.08

Protection level: 70.00%

Protection price: $9.16

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.452599

Coupon: 16.25% per annum

Maturity: March 30, 2010

Dividend yield: 2.98% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		101.49%
+ 90%	8.125%		91.49%
+ 80%	8.125%		81.49%
+ 70%	8.125%		71.49%
+ 60%	8.125%		61.49%
+ 50%	8.125%		51.49%
+ 40%	8.125%		41.49%
+ 30%	8.125%		31.49%
+ 20%	8.125%		21.49%
+ 10%	8.125%		11.49%
+ 5%	8.125%		6.49%

0%	8.125%		1.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-3.51%
- 10%	8.125%	-1.875%	-8.51%
- 20%	8.125%	-11.875%	-18.51%
- 30%	8.125%	-21.875%	-28.51%
- 40%	N/A	-31.875%	-38.51%
- 50%	N/A	-41.875%	-48.51%
- 60%	N/A	-51.875%	-58.51%
- 70%	N/A	-61.875%	-68.51%
- 80%	N/A	-71.875%	-78.51%
- 90%	N/A	-81.875%	-88.51%
- 100%	N/A	-91.875%	-98.51%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 25, 2009*	$24.00	$13.01	$21.86

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $21.86

Protection level: 70.00%

Protection price: $15.30

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.745654

Coupon: 12.50% per annum

Maturity: March 30, 2010

Dividend yield: 1.62% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.81%
+ 90%	6.25%		90.81%
+ 80%	6.25%		80.81%
+ 70%	6.25%		70.81%
+ 60%	6.25%		60.81%
+ 50%	6.25%		50.81%
+ 40%	6.25%		40.81%
+ 30%	6.25%		30.81%
+ 20%	6.25%		20.81%
+ 10%	6.25%		10.81%
+ 5%	6.25%		5.81%

0%	6.25%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.19%
- 10%	6.25%	-3.75%	-9.19%
- 20%	6.25%	-13.75%	-19.19%
- 30%	6.25%	-23.75%	-29.19%
- 40%	N/A	-33.75%	-39.19%
- 50%	N/A	-43.75%	-49.19%
- 60%	N/A	-53.75%	-59.19%
- 70%	N/A	-63.75%	-69.19%
- 80%	N/A	-73.75%	-79.19%
- 90%	N/A	-83.75%	-89.19%
- 100%	N/A	-93.75%	-99.19%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. As of December 31, 2008, through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$7.75	$5.50	$7.42
December 31, 2003	$9.50	$7.42	$9.44
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 25, 2009*	$15.33	$10.67	$14.32

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $14.32

Protection level: 75.00%

Protection price: $10.74

Physical delivery amount: 69 ($1,000/Initial price)

Fractional shares: 0.832402

Coupon: 12.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”) is a diversified health care benefits company. The Company offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Its customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.

The linked share’s SEC file number is 1-16095.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$17.50	$13.17	$15.26
December 31, 2003	$17.08	$13.70	$16.90
March 31, 2004	$22.60	$16.41	$22.43
June 30, 2004	$23.77	$19.20	$21.25
September 30, 2004	$24.99	$19.51	$24.98
December 31, 2004	$31.89	$20.68	$31.19
March 31, 2005	$38.67	$29.96	$37.48
June 30, 2005	$43.24	$33.70	$41.41
September 30, 2005	$43.31	$37.14	$43.07
December 30, 2005	$49.68	$40.00	$47.16
March 31, 2006	$52.48	$44.33	$49.14
June 30, 2006	$50.02	$35.00	$39.93
September 29, 2006	$41.59	$30.94	$39.55
December 29, 2006	$43.90	$38.22	$43.18
March 30, 2007	$46.60	$40.31	$43.79
June 29, 2007	$53.43	$43.52	$49.40
September 28, 2007	$54.96	$46.49	$54.27
December 31, 2007	$60.00	$52.00	$57.73
March 31, 2008	$59.44	$39.61	$42.09
June 30, 2008	$47.54	$39.48	$40.53
September 30, 2008	$44.63	$34.00	$36.11
December 31, 2008	$39.06	$14.22	$28.50
March 31, 2009	$34.86	$18.66	$24.33
June 30, 2009	$28.15	$21.56	$25.05
September 25, 2009*	$31.44	$23.75	$28.94

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AET

Initial price: $28.94

Protection level: 70.00%

Protection price: $20.26

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.554250

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.14% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.07%
+ 90%	6.125%		90.07%
+ 80%	6.125%		80.07%
+ 70%	6.125%		70.07%
+ 60%	6.125%		60.07%
+ 50%	6.125%		50.07%
+ 40%	6.125%		40.07%
+ 30%	6.125%		30.07%
+ 20%	6.125%		20.07%
+ 10%	6.125%		10.07%
+ 5%	6.125%		5.07%

0%	6.125%		0.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.93%
- 10%	6.125%	-3.875%	-9.93%
- 20%	6.125%	-13.875%	-19.93%
- 30%	6.125%	-23.875%	-29.93%
- 40%	N/A	-33.875%	-39.93%
- 50%	N/A	-43.875%	-49.93%
- 60%	N/A	-53.875%	-59.93%
- 70%	N/A	-63.875%	-69.93%
- 80%	N/A	-73.875%	-79.93%
- 90%	N/A	-83.875%	-89.93%
- 100%	N/A	-93.875%	-99.93%

Yamana Gold, Inc.

According to publicly available information, Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and Central America. The company has seven operating mines and five development projects. Its principal operations include the Chapada, a copper/gold mine located in the state of Goias, Brazil; and the El Peñón mine located in the Atacama desert in Region II of northern Chile. The company was founded in 2003 and is headquartered in Toronto, Canada.

The linked share’s SEC file number is 1-31880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2006	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2006	#N/A N/A	#N/A N/A	#N/A N/A
September 29, 2006	#N/A N/A	#N/A N/A	#N/A N/A
December 29, 2006	#N/A N/A	#N/A N/A	#N/A N/A
March 30, 2007	$15.44	$11.68	$14.36
June 29, 2007	$15.25	$11.02	$11.12
September 28, 2007	$13.02	$8.41	$11.78
December 31, 2007	$15.85	$11.04	$12.94
March 31, 2008	$19.93	$13.26	$14.62
June 30, 2008	$16.99	$12.24	$16.54
September 30, 2008	$17.00	$7.27	$8.33
December 31, 2008	$8.80	$3.31	$7.72
March 31, 2009	$9.75	$5.80	$9.25
June 30, 2009	$11.99	$7.36	$8.84
September 25, 2009*	$11.49	$8.22	$10.09

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AUY

Initial price: $10.09

Protection level: 75.00%

Protection price: $7.57

Physical delivery amount: 99 ($1,000/Initial price)

Fractional shares: 0.108028

Coupon: 16.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.60% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.30%
+ 90%	8.00%		90.30%
+ 80%	8.00%		80.30%
+ 70%	8.00%		70.30%
+ 60%	8.00%		60.30%
+ 50%	8.00%		50.30%
+ 40%	8.00%		40.30%
+ 30%	8.00%		30.30%
+ 20%	8.00%		20.30%
+ 10%	8.00%		10.30%
+ 5%	8.00%		5.30%

0%	8.00%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.70%
- 10%	8.00%	-2.00%	-9.70%
- 20%	8.00%	-12.00%	-19.70%
- 30%	N/A	-22.00%	-29.70%
- 40%	N/A	-32.00%	-39.70%
- 50%	N/A	-42.00%	-49.70%
- 60%	N/A	-52.00%	-59.70%
- 70%	N/A	-62.00%	-69.70%
- 80%	N/A	-72.00%	-79.70%
- 90%	N/A	-82.00%	-89.70%
- 100%	N/A	-92.00%	-99.70%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,700 ATMs and more than 24 million active on-line users.

On January 1, 2009, the Corporation completed the acquisition of Merrill Lynch & Co., Inc., with more than 18,000 financial advisors and more than $1.8 trillion in client assets.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 25, 2009*	$18.25	$11.27	$16.60

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $16.60

Protection level: 70.00%

Protection price: $11.62

Physical delivery amount: 60 ($1,000/Initial price)

Fractional shares: 0.240964

Coupon: 15.00% per annum

Maturity: March 30, 2010

Dividend yield: 2.06% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		101.03%
+ 90%	7.50%		91.03%
+ 80%	7.50%		81.03%
+ 70%	7.50%		71.03%
+ 60%	7.50%		61.03%
+ 50%	7.50%		51.03%
+ 40%	7.50%		41.03%
+ 30%	7.50%		31.03%
+ 20%	7.50%		21.03%
+ 10%	7.50%		11.03%
+ 5%	7.50%		6.03%

0%	7.50%		1.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-3.97%
- 10%	7.50%	-2.50%	-8.97%
- 20%	7.50%	-12.50%	-18.97%
- 30%	7.50%	-22.50%	-28.97%
- 40%	N/A	-32.50%	-38.97%
- 50%	N/A	-42.50%	-48.97%
- 60%	N/A	-52.50%	-58.97%
- 70%	N/A	-62.50%	-68.97%
- 80%	N/A	-72.50%	-78.97%
- 90%	N/A	-82.50%	-88.97%
- 100%	N/A	-92.50%	-98.97%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 25, 2009*	$41.54	$27.20	$36.74

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $36.74

Protection level: 70.00%

Protection price: $25.72

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.218291

Coupon: 11.75% per annum

Maturity: March 30, 2010

Dividend yield: 0.64% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.32%
+ 90%	5.875%		90.32%
+ 80%	5.875%		80.32%
+ 70%	5.875%		70.32%
+ 60%	5.875%		60.32%
+ 50%	5.875%		50.32%
+ 40%	5.875%		40.32%
+ 30%	5.875%		30.32%
+ 20%	5.875%		20.32%
+ 10%	5.875%		10.32%
+ 5%	5.875%		5.32%

0%	5.875%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.68%
- 10%	5.875%	-4.125%	-9.68%
- 20%	5.875%	-14.125%	-19.68%
- 30%	5.875%	-24.125%	-29.68%
- 40%	N/A	-34.125%	-39.68%
- 50%	N/A	-44.125%	-49.68%
- 60%	N/A	-54.125%	-59.68%
- 70%	N/A	-64.125%	-69.68%
- 80%	N/A	-74.125%	-79.68%
- 90%	N/A	-84.125%	-89.68%
- 100%	N/A	-94.125%	-99.68%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$36.99	$26.55	$34.42
December 31, 2003	$42.47	$34.47	$41.51
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 25, 2009*	$54.70	$30.02	$51.20

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $51.20

Protection level: 75.00%

Protection price: $38.40

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.531250

Coupon: 13.25% per annum

Maturity: March 30, 2010

Dividend yield: 3.22% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.61%
+ 90%	6.625%		91.61%
+ 80%	6.625%		81.61%
+ 70%	6.625%		71.61%
+ 60%	6.625%		61.61%
+ 50%	6.625%		51.61%
+ 40%	6.625%		41.61%
+ 30%	6.625%		31.61%
+ 20%	6.625%		21.61%
+ 10%	6.625%		11.61%
+ 5%	6.625%		6.61%

0%	6.625%		1.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.39%
- 10%	6.625%	-3.375%	-8.39%
- 20%	6.625%	-13.375%	-18.39%
- 30%	N/A	-23.375%	-28.39%
- 40%	N/A	-33.375%	-38.39%
- 50%	N/A	-43.375%	-48.39%
- 60%	N/A	-53.375%	-58.39%
- 70%	N/A	-63.375%	-68.39%
- 80%	N/A	-73.375%	-78.39%
- 90%	N/A	-83.375%	-88.39%
- 100%	N/A	-93.375%	-98.39%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 25, 2009*	$29.49	$16.92	$27.53

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $27.53

Protection level: 70.00%

Protection price: $19.27

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.324010

Coupon: 11.00% per annum

Maturity: March 30, 2010

Dividend yield: 1.07% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.54%
+ 90%	5.50%		90.54%
+ 80%	5.50%		80.54%
+ 70%	5.50%		70.54%
+ 60%	5.50%		60.54%
+ 50%	5.50%		50.54%
+ 40%	5.50%		40.54%
+ 30%	5.50%		30.54%
+ 20%	5.50%		20.54%
+ 10%	5.50%		10.54%
+ 5%	5.50%		5.54%

0%	5.50%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.46%
- 10%	5.50%	-4.50%	-9.46%
- 20%	5.50%	-14.50%	-19.46%
- 30%	5.50%	-24.50%	-29.46%
- 40%	N/A	-34.50%	-39.46%
- 50%	N/A	-44.50%	-49.46%
- 60%	N/A	-54.50%	-59.46%
- 70%	N/A	-64.50%	-69.46%
- 80%	N/A	-74.50%	-79.46%
- 90%	N/A	-84.50%	-89.46%
- 100%	N/A	-94.50%	-99.46%

Coach, Inc.

According to publicly available information, Coach, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

In fiscal 2009, the Company acquired the Coach domestic retail businesses in Hong Kong, Macau and mainland China (“Coach China”) from its former distributor, the ImagineX group. These acquisitions provide the Company with greater control over the brand in China, enabling the Company to raise brand awareness and aggressively grow market share with the Chinese consumer.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 28, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
March 31, 2008	$33.15	$23.22	$30.15
June 30, 2008	$37.64	$28.65	$28.88
September 30, 2008	$32.95	$22.65	$25.04
December 31, 2008	$24.99	$13.23	$20.77
March 31, 2009	$22.45	$11.41	$16.70
June 30, 2009	$28.74	$16.25	$26.88
September 25, 2009*	$33.80	$22.94	$31.67

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $31.67

Protection level: 75.00%

Protection price: $23.75

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.575624

Coupon: 10.50% per annum

Maturity: March 30, 2010

Dividend yield: 0.46% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.23%
+ 90%	5.25%		90.23%
+ 80%	5.25%		80.23%
+ 70%	5.25%		70.23%
+ 60%	5.25%		60.23%
+ 50%	5.25%		50.23%
+ 40%	5.25%		40.23%
+ 30%	5.25%		30.23%
+ 20%	5.25%		20.23%
+ 10%	5.25%		10.23%
+ 5%	5.25%		5.23%

0%	5.25%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.77%
- 10%	5.25%	-4.75%	-9.77%
- 20%	5.25%	-14.75%	-19.77%
- 30%	N/A	-24.75%	-29.77%
- 40%	N/A	-34.75%	-39.77%
- 50%	N/A	-44.75%	-49.77%
- 60%	N/A	-54.75%	-59.77%
- 70%	N/A	-64.75%	-69.77%
- 80%	N/A	-74.75%	-79.77%
- 90%	N/A	-84.75%	-89.77%
- 100%	N/A	-94.75%	-99.77%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

Together, the rail and intermodal segments generated $11.3 billion of revenue during 2008 and served four primary lines of business: 1) The merchandise business is the most diverse market with nearly 2.5 million carloads per year of aggregates, which include crushed stone, sand and gravel, metal, phosphate, fertilizer, food, consumer, agricultural, paper and chemical products. The merchandise business generated approximately 49% of the Company’s revenue in 2008 and 37% of volume. 2) Coal, which delivered approximately 1.9 million carloads of coal, coke and iron ore to electricity generating power plants, ocean, river and lake piers and terminals, steel makers and industrial plants, accounted for approximately 29% of the Company’s revenue in 2008 and 28% of volume. The Company transports almost one-third of every ton of coal used for generating electricity in the areas it serves. 3) Automotive, which delivers finished vehicles and auto parts, generated approximately 7% of the Company’s revenue and 5% of the Company’s volume in 2008. The Company delivers approximately 30% of North America’s light vehicles, serving both traditional manufacturers and the increasing number of global manufacturers. 4)Intermodal offers a competitive cost advantage over long-haul trucking by combining the economics of rail transportation with the short-haul flexibility of trucks. Through its network of more than 50 terminals, Intermodal serves all major markets east of the Mississippi River and transports mainly manufactured consumer goods in containers, providing customers with truck-like service for longer shipments. For 2008, Intermodal accounted for approximately 13% of the Company’s total revenue and 30% of volume.

The linked share’s SEC file number is: 01-08022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
December 31, 2008	$54.57	$30.01	$32.47
March 31, 2009	$36.82	$20.71	$25.85
June 30, 2009	$36.57	$25.09	$34.63
September 25, 2009*	$48.85	$30.26	$42.82

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $42.82

Protection level: 75.00%

Protection price: $32.12

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.353573

Coupon: 9.50% per annum

Maturity: March 30, 2010

Dividend yield: 2.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		101.00%
+ 90%	4.75%		91.00%
+ 80%	4.75%		81.00%
+ 70%	4.75%		71.00%
+ 60%	4.75%		61.00%
+ 50%	4.75%		51.00%
+ 40%	4.75%		41.00%
+ 30%	4.75%		31.00%
+ 20%	4.75%		21.00%
+ 10%	4.75%		11.00%
+ 5%	4.75%		6.00%

0%	4.75%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.00%
- 10%	4.75%	-5.25%	-9.00%
- 20%	4.75%	-15.25%	-19.00%
- 30%	N/A	-25.25%	-29.00%
- 40%	N/A	-35.25%	-39.00%
- 50%	N/A	-45.25%	-49.00%
- 60%	N/A	-55.25%	-59.00%
- 70%	N/A	-65.25%	-69.00%
- 80%	N/A	-75.25%	-79.00%
- 90%	N/A	-85.25%	-89.00%
- 100%	N/A	-95.25%	-99.00%

CEMEX, S.A.B. de C.V.

According to publicly available information, CEMEX, S.A.B. de C.V., (the “Company”) is the third largest ready-mix concrete company in the world, based on installed capacity as of December 31, 2008 of approximately 95.6 million tons. The Company is the largest ready-mix concrete company in the world with annual sales volumes of approximately 77.3 million cubic meters, and one of the largest aggregates company in the world with annual sales volumes of approximately 241 million tons, in each case based on its annual sales volumes in 2008. The Company is also one of the world’s largest traders of cement and clinker, having traded approximately 9 million tons of cement and clinker in 2008. The Company is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.

The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East and Asia.

The linked share’s SEC file number is 001-14946.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$11.54	$9.71	$10.99
December 31, 2003	$11.73	$10.14	$11.54
March 31, 2004	$13.19	$11.54	$13.13
June 30, 2004	$13.81	$11.44	$12.81
September 30, 2004	$13.79	$11.87	$12.39
December 31, 2004	$16.10	$11.95	$16.04
March 31, 2005	$18.72	$15.21	$15.96
June 30, 2005	$19.25	$15.03	$18.68
September 30, 2005	$23.69	$18.44	$23.03
December 30, 2005	$27.29	$20.60	$26.13
March 31, 2006	$29.54	$24.66	$28.75
June 30, 2006	$32.64	$21.54	$25.80
September 29, 2006	$27.89	$24.23	$27.24
December 29, 2006	$30.78	$26.78	$30.68
March 30, 2007	$34.42	$28.26	$29.66
June 29, 2007	$38.36	$28.95	$34.24
September 28, 2007	$35.24	$26.06	$27.76
December 31, 2007	$30.99	$23.02	$23.99
March 31, 2008	$27.32	$19.41	$24.24
June 30, 2008	$31.36	$22.46	$23.75
September 30, 2008	$24.27	$15.29	$16.56
December 31, 2008	$16.43	$3.86	$8.79
March 31, 2009	$10.33	$3.79	$6.01
June 30, 2009	$11.39	$5.93	$9.34
September 25, 2009*	$14.58	$7.63	$12.99

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CX

Initial price: $12.99

Protection level: 70.00%

Protection price: $9.09

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.982294

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	6.125%	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. In 2008, the Company had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674,

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 25, 2009*	$27.24	$14.22	$25.30

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $25.30

Protection level: 70.00%

Protection price: $17.71

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.525692

Coupon: 11.25% per annum

Maturity: March 30, 2010

Dividend yield: 3.32% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.66%
+ 90%	5.625%		91.66%
+ 80%	5.625%		81.66%
+ 70%	5.625%		71.66%
+ 60%	5.625%		61.66%
+ 50%	5.625%		51.66%
+ 40%	5.625%		41.66%
+ 30%	5.625%		31.66%
+ 20%	5.625%		21.66%
+ 10%	5.625%		11.66%
+ 5%	5.625%		6.66%

0%	5.625%		1.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.34%
- 10%	5.625%	-4.375%	-8.34%
- 20%	5.625%	-14.375%	-18.34%
- 30%	5.625%	-24.375%	-28.34%
- 40%	N/A	-34.375%	-38.34%
- 50%	N/A	-44.375%	-48.34%
- 60%	N/A	-54.375%	-58.34%
- 70%	N/A	-64.375%	-68.34%
- 80%	N/A	-74.375%	-78.34%
- 90%	N/A	-84.375%	-88.34%
- 100%	N/A	-94.375%	-98.34%

Dynegy Inc.

According to publicly available information, Dynegy Inc. (the “Company”) is a holding company whose primary business is the production and sale of electric energy, capacity and ancillary services from a fleet of twenty-seven operating power plants in thirteen states totaling nearly 18,000 MW of generating capacity.

The Company sells electric energy, capacity and ancillary services on a wholesale basis from there power generation facilities. The Companies customers include RTOs and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, industrial customers, power marketers, financial participants such as banks and hedge funds, other power generators and commercial end-users.

The Company became incorporated in the State of Delaware in 2007 and the principal executive office is located at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002.

The linked share’s SEC file number is: 001-33443.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$4.87	$2.81	$3.60
December 31, 2003	$4.43	$3.40	$4.28
March 31, 2004	$5.29	$3.40	$3.96
June 30, 2004	$4.50	$3.67	$4.26
September 30, 2004	$5.05	$3.92	$4.99
December 31, 2004	$6.09	$4.22	$4.62
March 31, 2005	$4.85	$3.52	$3.91
June 30, 2005	$5.14	$3.21	$4.86
September 30, 2005	$5.70	$4.29	$4.71
December 30, 2005	$5.13	$4.06	$4.84
March 31, 2006	$5.80	$4.53	$4.80
June 30, 2006	$5.61	$4.50	$5.47
September 29, 2006	$6.38	$5.01	$5.54
December 29, 2006	$7.32	$5.35	$7.24
March 30, 2007	$9.74	$6.47	$9.26
June 29, 2007	$10.94	$8.90	$9.44
September 28, 2007	$10.66	$7.27	$9.24
December 31, 2007	$9.60	$7.14	$7.14
March 31, 2008	$8.33	$5.99	$7.89
June 30, 2008	$9.92	$7.92	$8.55
September 30, 2008	$8.91	$2.85	$3.58
December 31, 2008	$4.23	$1.50	$2.00
March 31, 2009	$2.79	$1.00	$1.41
June 30, 2009	$2.50	$1.36	$2.27
September 25, 2009*	$2.42	$1.63	$2.28

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DYN

Initial price: $2.28

Protection level: 60.00%

Protection price: $1.37

Physical delivery amount: 438 ($1,000/Initial price)

Fractional shares: 0.596491

Coupon: 19.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	9.50%	-20.50%	-30.00%
- 40%	9.50%	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corp. (“the Company”) is engaged in the production of, development of and exploration for gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008 the Company has two gold mines in production.

The Company’s head office is located at Suite 1188 – 550 Burrard Street, Vancouver BC, Canada, V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$2.84	$1.76	$2.60
December 31, 2003	$3.90	$2.36	$3.21
March 31, 2004	$3.46	$2.60	$2.88
June 30, 2004	$3.10	$1.95	$2.59
September 30, 2004	$3.33	$2.10	$3.26
December 31, 2004	$3.61	$2.80	$2.95
March 31, 2005	$3.40	$2.61	$2.87
June 30, 2005	$2.95	$2.02	$2.67
September 30, 2005	$3.73	$2.52	$3.55
December 30, 2005	$5.38	$2.85	$4.90
March 31, 2006	$5.68	$3.91	$4.78
June 30, 2006	$5.80	$4.03	$4.83
September 29, 2006	$5.12	$3.96	$4.35
December 29, 2006	$6.17	$3.82	$5.40
March 30, 2007	$6.55	$4.76	$5.83
June 29, 2007	$6.50	$5.40	$5.83
September 28, 2007	$7.16	$3.25	$6.05
December 31, 2007	$7.06	$5.13	$5.80
March 31, 2008	$7.88	$5.50	$6.82
June 30, 2008	$8.77	$6.40	$8.65
September 30, 2008	$9.34	$5.40	$6.26
December 31, 2008	$8.23	$2.38	$7.95
March 31, 2009	$9.70	$6.44	$9.00
June 30, 2009	$10.42	$7.15	$8.95
September 25, 2009*	$12.28	$7.93	$10.72

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $10.72

Protection level: 70.00%

Protection price: $7.50

Physical delivery amount: 93 ($1,000/Initial price)

Fractional shares: 0.283582

Coupon: 18.50% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 25, 2009*	$8.86	$5.25	$7.29

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $7.29

Protection level: 65.00%

Protection price: $4.74

Physical delivery amount: 137 ($1,000/Initial price)

Fractional shares: 0.174211

Coupon: 14.50% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40.0 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 percent of there copper reserves were in Indonesia, approximately 31 percent were in South America, approximately 28 percent were in North America and approximately six percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 25, 2009*	$73.43	$43.19	$66.69

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $66.69

Protection level: 70.00%

Protection price: $46.68

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.994752

Coupon: 13.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.73% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.37%
+ 90%	6.625%		90.37%
+ 80%	6.625%		80.37%
+ 70%	6.625%		70.37%
+ 60%	6.625%		60.37%
+ 50%	6.625%		50.37%
+ 40%	6.625%		40.37%
+ 30%	6.625%		30.37%
+ 20%	6.625%		20.37%
+ 10%	6.625%		10.37%
+ 5%	6.625%		5.37%

0%	6.625%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.63%
- 10%	6.625%	-3.375%	-9.63%
- 20%	6.625%	-13.375%	-19.63%
- 30%	6.625%	-23.375%	-29.63%
- 40%	N/A	-33.375%	-39.63%
- 50%	N/A	-43.375%	-49.63%
- 60%	N/A	-53.375%	-59.63%
- 70%	N/A	-63.375%	-69.63%
- 80%	N/A	-73.375%	-79.63%
- 90%	N/A	-83.375%	-89.63%
- 100%	N/A	-93.375%	-99.63%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2006	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2006	#N/A N/A	#N/A N/A	#N/A N/A
September 29, 2006	#N/A N/A	#N/A N/A	#N/A N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 25, 2009*	$176.00	$112.12	$152.87

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $152.87

Protection level: 75.00%

Protection price: $114.65

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.541506

Coupon: 18.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$17.01	$13.26	$16.04
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 25, 2009*	$19.94	$12.01	$19.09

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $19.09

Protection level: 70.00%

Protection price: $13.36

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.383447

Coupon: 15.50% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2008, the Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States, which they believe are among the most attractive refined products markets in the United States.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 25, 2009*	$15.15	$12.01	$13.87

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $13.87

Protection level: 70.00%

Protection price: $9.71

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.098053

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 1.74% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.87%
+ 90%	6.125%		90.87%
+ 80%	6.125%		80.87%
+ 70%	6.125%		70.87%
+ 60%	6.125%		60.87%
+ 50%	6.125%		50.87%
+ 40%	6.125%		40.87%
+ 30%	6.125%		30.87%
+ 20%	6.125%		20.87%
+ 10%	6.125%		10.87%
+ 5%	6.125%		5.87%

0%	6.125%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.13%
- 10%	6.125%	-3.875%	-9.13%
- 20%	6.125%	-13.875%	-19.13%
- 30%	6.125%	-23.875%	-29.13%
- 40%	N/A	-33.875%	-39.13%
- 50%	N/A	-43.875%	-49.13%
- 60%	N/A	-53.875%	-59.13%
- 70%	N/A	-63.875%	-69.13%
- 80%	N/A	-73.875%	-79.13%
- 90%	N/A	-83.875%	-89.13%
- 100%	N/A	-93.875%	-99.13%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products during 2008. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 25, 2009*	$37.75	$22.20	$35.27

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $35.27

Protection level: 70.00%

Protection price: $24.69

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.352708

Coupon: 11.25% per annum

Maturity: March 30, 2010

Dividend yield: 2.04% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.02%
+ 90%	5.625%		91.02%
+ 80%	5.625%		81.02%
+ 70%	5.625%		71.02%
+ 60%	5.625%		61.02%
+ 50%	5.625%		51.02%
+ 40%	5.625%		41.02%
+ 30%	5.625%		31.02%
+ 20%	5.625%		21.02%
+ 10%	5.625%		11.02%
+ 5%	5.625%		6.02%

0%	5.625%		1.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.98%
- 10%	5.625%	-4.375%	-8.98%
- 20%	5.625%	-14.375%	-18.98%
- 30%	5.625%	-24.375%	-28.98%
- 40%	N/A	-34.375%	-38.98%
- 50%	N/A	-44.375%	-48.98%
- 60%	N/A	-54.375%	-58.98%
- 70%	N/A	-64.375%	-68.98%
- 80%	N/A	-74.375%	-78.98%
- 90%	N/A	-84.375%	-88.98%
- 100%	N/A	-94.375%	-98.98%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 25, 2009*	$28.58	$18.11	$26.74

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $26.74

Protection level: 75.00%

Protection price: $20.06

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.397158

Coupon: 9.50% per annum

Maturity: March 30, 2010

Dividend yield: 1.32% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.66%
+ 90%	4.75%		90.66%
+ 80%	4.75%		80.66%
+ 70%	4.75%		70.66%
+ 60%	4.75%		60.66%
+ 50%	4.75%		50.66%
+ 40%	4.75%		40.66%
+ 30%	4.75%		30.66%
+ 20%	4.75%		20.66%
+ 10%	4.75%		10.66%
+ 5%	4.75%		5.66%

0%	4.75%		0.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.34%
- 10%	4.75%	-5.25%	-9.34%
- 20%	4.75%	-15.25%	-19.34%
- 30%	N/A	-25.25%	-29.34%
- 40%	N/A	-35.25%	-39.34%
- 50%	N/A	-45.25%	-49.34%
- 60%	N/A	-55.25%	-59.34%
- 70%	N/A	-65.25%	-69.34%
- 80%	N/A	-75.25%	-79.34%
- 90%	N/A	-85.25%	-89.34%
- 100%	N/A	-95.25%	-99.34%

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2008, total assets and total stockholders’ equity of the Company were $287.6 billion and $9.3 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$56.16	$49.33	$52.63
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 25, 2009*	$28.69	$10.00	$25.84

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $25.84

Protection level: 65.00%

Protection price: $16.80

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.699690

Coupon: 20.00% per annum

Maturity: March 30, 2010

Dividend yield: 1.65% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.83%
+ 90%	10.00%		90.83%
+ 80%	10.00%		80.83%
+ 70%	10.00%		70.83%
+ 60%	10.00%		60.83%
+ 50%	10.00%		50.83%
+ 40%	10.00%		40.83%
+ 30%	10.00%		30.83%
+ 20%	10.00%		20.83%
+ 10%	10.00%		10.83%
+ 5%	10.00%		5.83%

0%	10.00%		0.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.17%
- 10%	10.00%	0.00%	-9.17%
- 20%	10.00%	-10.00%	-19.17%
- 30%	10.00%	-20.00%	-29.17%
- 40%	N/A	-30.00%	-39.17%
- 50%	N/A	-40.00%	-49.17%
- 60%	N/A	-50.00%	-59.17%
- 70%	N/A	-60.00%	-69.17%
- 80%	N/A	-70.00%	-79.17%
- 90%	N/A	-80.00%	-89.17%
- 100%	N/A	-90.00%	-99.17%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. The Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$50.25	$38.15	$48.20
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 25, 2009*	$25.56	$14.99	$22.97

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $22.97

Protection level: 70.00%

Protection price: $16.08

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.535046

Coupon: 12.50% per annum

Maturity: March 30, 2010

Dividend yield: 4.15% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		102.08%
+ 90%	6.25%		92.08%
+ 80%	6.25%		82.08%
+ 70%	6.25%		72.08%
+ 60%	6.25%		62.08%
+ 50%	6.25%		52.08%
+ 40%	6.25%		42.08%
+ 30%	6.25%		32.08%
+ 20%	6.25%		22.08%
+ 10%	6.25%		12.08%
+ 5%	6.25%		7.08%

0%	6.25%		2.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-2.92%
- 10%	6.25%	-3.75%	-7.92%
- 20%	6.25%	-13.75%	-17.92%
- 30%	6.25%	-23.75%	-27.92%
- 40%	N/A	-33.75%	-37.92%
- 50%	N/A	-43.75%	-47.92%
- 60%	N/A	-53.75%	-57.92%
- 70%	N/A	-63.75%	-67.92%
- 80%	N/A	-73.75%	-77.92%
- 90%	N/A	-83.75%	-87.92%
- 100%	N/A	-93.75%	-97.92%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

In the United States at December 31, 2008, including the Containerboard, Packaging and Recycling business (CBPR) acquired in August 2008 from Weyerhaeuser Company, the Company operated 23 pulp, paper and packaging mills, 157 converting and packaging plants, 19 recycling plants and three bag facilities. Production facilities at December 31, 2008 in Europe, Asia, Latin America and South America included eight pulp, paper and packaging mills, 53 converting and packaging plants, and two recycling plants. The Company distributes printing, packaging, graphic arts, maintenance and industrial products principally through over 237 distribution branches in the United States and 35 distribution branches located in Canada, Mexico and Asia. At December 31, 2008, the Company owned or managed approximately 200,000 acres of forestlands in the United States, approximately 250,000 acres in Brazil.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The Company’s home page on the Internet is www.internationalpaper.com.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$41.50	$35.31	$39.02
December 31, 2003	$43.32	$36.57	$43.11
March 31, 2004	$45.01	$39.80	$42.26
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 25, 2009*	$25.30	$13.82	$21.71

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $21.71

Protection level: 70.00%

Protection price: $15.20

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.061723

Coupon: 12.00% per annum

Maturity: March 30, 2010

Dividend yield: 2.48% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.24%
+ 90%	6.00%		91.24%
+ 80%	6.00%		81.24%
+ 70%	6.00%		71.24%
+ 60%	6.00%		61.24%
+ 50%	6.00%		51.24%
+ 40%	6.00%		41.24%
+ 30%	6.00%		31.24%
+ 20%	6.00%		21.24%
+ 10%	6.00%		11.24%
+ 5%	6.00%		6.24%

0%	6.00%		1.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.76%
- 10%	6.00%	-4.00%	-8.76%
- 20%	6.00%	-14.00%	-18.76%
- 30%	6.00%	-24.00%	-28.76%
- 40%	N/A	-34.00%	-38.76%
- 50%	N/A	-44.00%	-48.76%
- 60%	N/A	-54.00%	-58.76%
- 70%	N/A	-64.00%	-68.76%
- 80%	N/A	-74.00%	-78.76%
- 90%	N/A	-84.00%	-88.76%
- 100%	N/A	-94.00%	-98.76%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. In February 2008, the Company acquired N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), a producer in conveyor systems for bulk material handling in mining and industrial applications. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Sales of original equipment for the mining industry, as a class of products, accounted for 42%, 37%, and 39% of our consolidated sales for fiscal 2008, 2007, and 2006, respectively. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$7.69	$6.13	$6.98
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 25, 2009*	$49.87	$30.21	$46.30

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $46.30

Protection level: 70.00%

Protection price: $32.41

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.598272

Coupon: 14.00% per annum

Maturity: March 30, 2010

Dividend yield: 1.45% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.73%
+ 90%	7.00%		90.73%
+ 80%	7.00%		80.73%
+ 70%	7.00%		70.73%
+ 60%	7.00%		60.73%
+ 50%	7.00%		50.73%
+ 40%	7.00%		40.73%
+ 30%	7.00%		30.73%
+ 20%	7.00%		20.73%
+ 10%	7.00%		10.73%
+ 5%	7.00%		5.73%

0%	7.00%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.27%
- 10%	7.00%	-3.00%	-9.27%
- 20%	7.00%	-13.00%	-19.27%
- 30%	7.00%	-23.00%	-29.27%
- 40%	N/A	-33.00%	-39.27%
- 50%	N/A	-43.00%	-49.27%
- 60%	N/A	-53.00%	-59.27%
- 70%	N/A	-63.00%	-69.27%
- 80%	N/A	-73.00%	-79.27%
- 90%	N/A	-83.00%	-89.27%
- 100%	N/A	-93.00%	-99.27%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide as of December 31, 2008.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 25, 2009*	$46.50	$31.59	$43.65

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $43.65

Protection level: 80.00%

Protection price: $34.92

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.909507

Coupon: 10.50% per annum

Maturity: March 30, 2010

Dividend yield: 1.94% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.97%
+ 90%	5.25%		90.97%
+ 80%	5.25%		80.97%
+ 70%	5.25%		70.97%
+ 60%	5.25%		60.97%
+ 50%	5.25%		50.97%
+ 40%	5.25%		40.97%
+ 30%	5.25%		30.97%
+ 20%	5.25%		20.97%
+ 10%	5.25%		10.97%
+ 5%	5.25%		5.97%

0%	5.25%		0.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.03%
- 10%	5.25%	-4.75%	-9.03%
- 20%	5.25%	-14.75%	-19.03%
- 30%	N/A	-24.75%	-29.03%
- 40%	N/A	-34.75%	-39.03%
- 50%	N/A	-44.75%	-49.03%
- 60%	N/A	-54.75%	-59.03%
- 70%	N/A	-64.75%	-69.03%
- 80%	N/A	-74.75%	-79.03%
- 90%	N/A	-84.75%	-89.03%
- 100%	N/A	-94.75%	-99.03%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. The Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$29.71	$26.25	$28.05
December 31, 2003	$34.14	$28.29	$33.67
March 31, 2004	$35.98	$32.30	$35.68
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 25, 2009*	$41.45	$26.03	$36.92

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $36.92

Protection level: 70.00%

Protection price: $25.84

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.085590

Coupon: 12.50% per annum

Maturity: March 30, 2010

Dividend yield: 1.91% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.96%
+ 90%	6.25%		90.96%
+ 80%	6.25%		80.96%
+ 70%	6.25%		70.96%
+ 60%	6.25%		60.96%
+ 50%	6.25%		50.96%
+ 40%	6.25%		40.96%
+ 30%	6.25%		30.96%
+ 20%	6.25%		20.96%
+ 10%	6.25%		10.96%
+ 5%	6.25%		5.96%

0%	6.25%		0.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.04%
- 10%	6.25%	-3.75%	-9.04%
- 20%	6.25%	-13.75%	-19.04%
- 30%	6.25%	-23.75%	-29.04%
- 40%	N/A	-33.75%	-39.04%
- 50%	N/A	-43.75%	-49.04%
- 60%	N/A	-53.75%	-59.04%
- 70%	N/A	-63.75%	-69.04%
- 80%	N/A	-73.75%	-79.04%
- 90%	N/A	-83.75%	-89.04%
- 100%	N/A	-93.75%	-99.04%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
September 25, 2009*	$55.73	$39.39	$49.21

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $49.21

Protection level: 70.00%

Protection price: $34.45

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.321073

Coupon: 13.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.21%
+ 90%	6.625%		90.21%
+ 80%	6.625%		80.21%
+ 70%	6.625%		70.21%
+ 60%	6.625%		60.21%
+ 50%	6.625%		50.21%
+ 40%	6.625%		40.21%
+ 30%	6.625%		30.21%
+ 20%	6.625%		20.21%
+ 10%	6.625%		10.21%
+ 5%	6.625%		5.21%

0%	6.625%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.79%
- 10%	6.625%	-3.375%	-9.79%
- 20%	6.625%	-13.375%	-19.79%
- 30%	6.625%	-23.375%	-29.79%
- 40%	N/A	-33.375%	-39.79%
- 50%	N/A	-43.375%	-49.79%
- 60%	N/A	-53.375%	-59.79%
- 70%	N/A	-63.375%	-69.79%
- 80%	N/A	-73.375%	-79.79%
- 90%	N/A	-83.375%	-89.79%
- 100%	N/A	-93.375%	-99.79%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 800 locations across six continents. On April 21, 2008, the Company acquired 100% of the outstanding shares of Grant Prideco, Inc. The Company has a long tradition of pioneering innovations which improve the cost-effectiveness, efficiency, safety and environmental impact of oil and gas operations.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 001-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.96	$8.86	$9.07
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 25, 2009*	$44.57	$28.77	$41.94

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $41.94

Protection level: 75.00%

Protection price: $31.46

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.843586

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. Palm’s products for consumers, mobile professionals and businesses currently include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 0-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$7.76	$4.76	$6.60
December 31, 2003	$9.53	$5.10	$5.88
March 31, 2004	$11.04	$4.77	$10.68
June 30, 2004	$17.56	$7.85	$17.39
September 30, 2004	$20.97	$13.88	$15.22
December 31, 2004	$23.33	$13.28	$15.78
March 31, 2005	$16.08	$10.70	$12.69
June 30, 2005	$16.17	$10.38	$14.89
September 30, 2005	$18.59	$12.88	$14.17
December 30, 2005	$16.86	$12.25	$15.90
March 31, 2006	$23.32	$16.00	$23.16
June 30, 2006	$24.91	$15.98	$16.10
September 29, 2006	$16.55	$13.88	$14.56
December 29, 2006	$16.84	$13.42	$14.09
March 30, 2007	$19.50	$13.54	$18.13
June 29, 2007	$18.58	$15.46	$16.01
September 28, 2007	$17.25	$13.52	$16.27
December 31, 2007	$19.22	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
September 25, 2009*	$18.09	$12.37	$16.37

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $16.37

Protection level: 65.00%

Protection price: $10.64

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.087355

Coupon: 20.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 01-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.26	$10.28	$11.76
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 25, 2009*	$102.28	$80.90	$89.52

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $89.52

Protection level: 75.00%

Protection price: $67.14

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.170688

Coupon: 11.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.44% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.22%
+ 90%	5.625%		90.22%
+ 80%	5.625%		80.22%
+ 70%	5.625%		70.22%
+ 60%	5.625%		60.22%
+ 50%	5.625%		50.22%
+ 40%	5.625%		40.22%
+ 30%	5.625%		30.22%
+ 20%	5.625%		20.22%
+ 10%	5.625%		10.22%
+ 5%	5.625%		5.22%

0%	5.625%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.78%
- 10%	5.625%	-4.375%	-9.78%
- 20%	5.625%	-14.375%	-19.78%
- 30%	N/A	-24.375%	-29.78%
- 40%	N/A	-34.375%	-39.78%
- 50%	N/A	-44.375%	-49.78%
- 60%	N/A	-54.375%	-59.78%
- 70%	N/A	-64.375%	-69.78%
- 80%	N/A	-74.375%	-79.78%
- 90%	N/A	-84.375%	-89.78%
- 100%	N/A	-94.375%	-99.78%

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2008, the Company had estimated proved reserves of 292.1 million barrels of oil equivalent, of which 61% was comprised of oil and 72% was proved developed. The Company had a total proved reserve life of approximately 10 years and a proved developed reserve life of approximately 7 years. The Company believes there long-lived, low production decline reserve base combined with there active risk management program should provide them with relatively stable and recurring cash flow. As of December 31, 2008, and based on year-end 2008 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $1.1 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$13.00	$10.26	$12.47
December 31, 2003	$16.15	$12.55	$15.39
March 31, 2004	$19.00	$14.80	$18.64
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 25, 2009*	$32.29	$23.49	$26.05

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $26.05

Protection level: 70.00%

Protection price: $18.24

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.387716

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	6.125%	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 25, 2009*	$88.07	$63.36	$68.91

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $68.91

Protection level: 75.00%

Protection price: $51.68

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.511682

Coupon: 12.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Sprint Nextel Corporation

According to publicly available information, Sprint Nextel Corporation (the “Company”) incorporated in 1938 under the laws of Kansas, is mainly a holding company, with its operations primarily conducted by its subsidiaries. The Company is a global communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses and government customers. We offer digital wireless service to subscribers in all 50 states, Puerto Rico and the U.S. Virgin Islands under the Sprint brand name utilizing wireless code division multiple access, or CDMA, technology. We also provide CDMA wireless services on a wholesale basis to many of the largest resellers in the nation on the CDMA network. We offer digital wireless services under our Nextel brand name using integrated Digital Enhanced Network, or iDEN, technology. We are a reseller of Worldwide Interoperability for Microwave Access, or WiMAX, fourth generation, or 4G, wireless services as provided by Clearwire Corporation. We offer our direct wireless services on a post-paid payment basis, as well as on a prepaid payment basis under the Boost Mobile brand. We are one of the largest providers of long distance services and one of the largest carriers of Internet traffic in the nation.

The linked share’s SEC file number is 01-04721.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.69	$12.29	$13.70
December 31, 2003	$14.96	$13.36	$14.89
March 31, 2004	$17.69	$14.74	$16.72
June 30, 2004	$18.12	$15.27	$15.96
September 30, 2004	$18.63	$15.51	$18.26
December 31, 2004	$23.19	$18.00	$22.54
March 31, 2005	$22.82	$19.77	$20.64
June 30, 2005	$23.11	$19.57	$22.76
September 30, 2005	$24.65	$21.09	$21.57
December 30, 2005	$23.42	$20.09	$21.19
March 31, 2006	$23.80	$20.39	$23.44
June 30, 2006	$24.39	$19.38	$19.99
September 29, 2006	$20.77	$15.96	$17.15
December 29, 2006	$20.62	$16.76	$18.89
March 30, 2007	$20.42	$16.93	$18.96
June 29, 2007	$23.42	$18.89	$20.71
September 28, 2007	$22.63	$17.24	$19.00
December 31, 2007	$19.70	$12.96	$13.13
March 31, 2008	$13.16	$5.49	$6.69
June 30, 2008	$9.94	$6.27	$9.50
September 30, 2008	$9.69	$5.75	$6.10
December 31, 2008	$6.72	$1.35	$1.83
March 31, 2009	$4.20	$1.83	$3.57
June 30, 2009	$5.94	$3.49	$4.81
September 25, 2009*	$4.91	$3.50	$3.95

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: S

Initial price: $3.95

Protection level: 65.00%

Protection price: $2.57

Physical delivery amount: 253 ($1,000/Initial price)

Fractional shares: 0.164557

Coupon: 14.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 25, 2009*	$63.00	$48.13	$59.48

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $59.48

Protection level: 75.00%

Protection price: $44.61

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.812374

Coupon: 9.25% per annum

Maturity: March 30, 2010

Dividend yield: 1.39% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.70%
+ 90%	4.625%		90.70%
+ 80%	4.625%		80.70%
+ 70%	4.625%		70.70%
+ 60%	4.625%		60.70%
+ 50%	4.625%		50.70%
+ 40%	4.625%		40.70%
+ 30%	4.625%		30.70%
+ 20%	4.625%		20.70%
+ 10%	4.625%		10.70%
+ 5%	4.625%		5.70%

0%	4.625%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.30%
- 10%	4.625%	-5.375%	-9.30%
- 20%	4.625%	-15.375%	-19.30%
- 30%	N/A	-25.375%	-29.30%
- 40%	N/A	-35.375%	-39.30%
- 50%	N/A	-45.375%	-49.30%
- 60%	N/A	-55.375%	-59.30%
- 70%	N/A	-65.375%	-69.30%
- 80%	N/A	-75.375%	-79.30%
- 90%	N/A	-85.375%	-89.30%
- 100%	N/A	-95.375%	-99.30%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. The Company designs, develops, manufactures and markets a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provides PV system integration services to customers in China and the United States, and is expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 25, 2009*	$21.36	$12.79	$15.75

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $15.75

Protection level: 60.00%

Protection price: $9.45

Physical delivery amount: 63 ($1,000/Initial price)

Fractional shares: 0.492063

Coupon: 20.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. The Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$2.32	$1.78	$2.26
December 31, 2003	$3.19	$2.27	$2.99
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 25, 2009*	$45.80	$34.26	$41.00

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $41.00

Protection level: 75.00%

Protection price: $30.75

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.390244

Coupon: 12.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 25, 2009*	$10.63	$7.34	$9.41

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $9.41

Protection level: 70.00%

Protection price: $6.59

Physical delivery amount: 106 ($1,000/Initial price)

Fractional shares: 0.269926

Coupon: 17.00% per annum

Maturity: March 30, 2010

Dividend yield: 0.78% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.39%
+ 90%	8.50%		90.39%
+ 80%	8.50%		80.39%
+ 70%	8.50%		70.39%
+ 60%	8.50%		60.39%
+ 50%	8.50%		50.39%
+ 40%	8.50%		40.39%
+ 30%	8.50%		30.39%
+ 20%	8.50%		20.39%
+ 10%	8.50%		10.39%
+ 5%	8.50%		5.39%

0%	8.50%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.61%
- 10%	8.50%	-1.50%	-9.61%
- 20%	8.50%	-11.50%	-19.61%
- 30%	8.50%	-21.50%	-29.61%
- 40%	N/A	-31.50%	-39.61%
- 50%	N/A	-41.50%	-49.61%
- 60%	N/A	-51.50%	-59.61%
- 70%	N/A	-61.50%	-69.61%
- 80%	N/A	-71.50%	-79.61%
- 90%	N/A	-81.50%	-89.61%
- 100%	N/A	-91.50%	-99.61%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 25, 2009*	$16.04	$10.63	$14.54

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $14.54

Protection level: 70.00%

Protection price: $10.18

Physical delivery amount: 68 ($1,000/Initial price)

Fractional shares: 0.775791

Coupon: 12.00% per annum

Maturity: March 30, 2010

Dividend yield: 2.68% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.34%
+ 90%	6.00%		91.34%
+ 80%	6.00%		81.34%
+ 70%	6.00%		71.34%
+ 60%	6.00%		61.34%
+ 50%	6.00%		51.34%
+ 40%	6.00%		41.34%
+ 30%	6.00%		31.34%
+ 20%	6.00%		21.34%
+ 10%	6.00%		11.34%
+ 5%	6.00%		6.34%

0%	6.00%		1.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.66%
- 10%	6.00%	-4.00%	-8.66%
- 20%	6.00%	-14.00%	-18.66%
- 30%	6.00%	-24.00%	-28.66%
- 40%	N/A	-34.00%	-38.66%
- 50%	N/A	-44.00%	-48.66%
- 60%	N/A	-54.00%	-58.66%
- 70%	N/A	-64.00%	-68.66%
- 80%	N/A	-74.00%	-78.66%
- 90%	N/A	-84.00%	-88.66%
- 100%	N/A	-94.00%	-98.66%

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (the “Company”) is a diversified health and well-being company, serving approximately 70 million Americans. The Company is focused on improving the American health care system and how it works for multiple, distinct constituencies. The Company provides individuals with access to quality, cost-effective health care services and resources by partnering with physicians and other health care professionals and hospitals.

During 2008, the Company managed approximately $115 billion in aggregate health care spending on behalf of the constituents and consumers it served. The Company’s revenues are derived from premium revenues on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. In 2008, the Company conducted its business primarily through operating divisions in the following business segments: Health Care Services, which includes the Company’s UnitedHealthcare, Ovations and AmeriChoice businesses, OptumHealth, Ingenix, and Prescription Solutions.

The linked share’s SEC file number is 1-10864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$28.13	$23.63	$25.16
December 31, 2003	$29.34	$23.80	$29.09
March 31, 2004	$32.25	$27.73	$32.22
June 30, 2004	$34.25	$29.32	$31.13
September 30, 2004	$37.36	$29.67	$36.87
December 31, 2004	$44.38	$32.50	$44.02
March 31, 2005	$48.33	$42.63	$47.69
June 30, 2005	$53.63	$44.31	$52.14
September 30, 2005	$56.66	$47.80	$56.20
December 30, 2005	$64.61	$53.87	$62.14
March 31, 2006	$62.93	$53.25	$55.86
June 30, 2006	$56.60	$41.44	$44.78
September 29, 2006	$52.83	$44.29	$49.20
December 29, 2006	$54.40	$45.12	$53.73
March 30, 2007	$57.10	$50.51	$52.97
June 29, 2007	$55.90	$50.70	$51.14
September 28, 2007	$53.85	$46.03	$48.43
December 31, 2007	$59.45	$46.59	$58.20
March 31, 2008	$57.81	$33.57	$34.36
June 30, 2008	$38.33	$25.50	$26.25
September 30, 2008	$33.49	$21.00	$25.39
December 31, 2008	$27.29	$14.51	$26.60
March 31, 2009	$30.25	$16.18	$20.93
June 30, 2009	$29.69	$19.85	$24.98
September 25, 2009*	$30.00	$23.69	$25.34

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNH

Initial price: $25.34

Protection level: 75.00%

Protection price: $19.01

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.463299

Coupon: 12.25% per annum

Maturity: March 30, 2010

Dividend yield: 0.12% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.06%
+ 90%	6.125%		90.06%
+ 80%	6.125%		80.06%
+ 70%	6.125%		70.06%
+ 60%	6.125%		60.06%
+ 50%	6.125%		50.06%
+ 40%	6.125%		40.06%
+ 30%	6.125%		30.06%
+ 20%	6.125%		20.06%
+ 10%	6.125%		10.06%
+ 5%	6.125%		5.06%

0%	6.125%		0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.94%
- 10%	6.125%	-3.875%	-9.94%
- 20%	6.125%	-13.875%	-19.94%
- 30%	N/A	-23.875%	-29.94%
- 40%	N/A	-33.875%	-39.94%
- 50%	N/A	-43.875%	-49.94%
- 60%	N/A	-53.875%	-59.94%
- 70%	N/A	-63.875%	-69.94%
- 80%	N/A	-73.875%	-79.94%
- 90%	N/A	-83.875%	-89.94%
- 100%	N/A	-93.875%	-99.94%

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$25.45	$22.83	$23.66
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 25, 2009*	$23.49	$16.11	$22.06

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $22.06

Protection level: 75.00%

Protection price: $16.55

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.330916

Coupon: 12.75% per annum

Maturity: March 30, 2010

Dividend yield: 2.60% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		101.30%
+ 90%	6.375%		91.30%
+ 80%	6.375%		81.30%
+ 70%	6.375%		71.30%
+ 60%	6.375%		61.30%
+ 50%	6.375%		51.30%
+ 40%	6.375%		41.30%
+ 30%	6.375%		31.30%
+ 20%	6.375%		21.30%
+ 10%	6.375%		11.30%
+ 5%	6.375%		6.30%

0%	6.375%		1.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-3.70%
- 10%	6.375%	-3.625%	-8.70%
- 20%	6.375%	-13.625%	-18.70%
- 30%	N/A	-23.625%	-28.70%
- 40%	N/A	-33.625%	-38.70%
- 50%	N/A	-43.625%	-48.70%
- 60%	N/A	-53.625%	-58.70%
- 70%	N/A	-63.625%	-68.70%
- 80%	N/A	-73.625%	-78.70%
- 90%	N/A	-83.625%	-88.70%
- 100%	N/A	-93.625%	-98.70%

Vale S.A.

According to publicly available information, Vale S.A. (the “Company”), is the second-largest metals and mining company in the world and the largest in the Americas, based on market capitalization. The Company is a producer of iron ore and iron ore pellets and also a producer of nickel. The Company is one of the world’s largest producers of manganese ore, ferroalloys and kaolin. The Company also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. To support the Company’s growth strategy, they are actively engaged in mineral exploration efforts in 22 countries around the globe (as of December 31, 2008). The Company operates large logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with there mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses.

The linked share’s SEC file number is 001-15030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$3.51	$2.47	$3.40
December 31, 2003	$4.99	$3.41	$4.88
March 31, 2004	$5.29	$4.14	$4.58
June 30, 2004	$4.76	$3.44	$3.96
September 30, 2004	$5.69	$3.85	$5.62
December 31, 2004	$7.31	$5.06	$7.25
March 31, 2005	$9.15	$6.36	$7.90
June 30, 2005	$8.25	$6.26	$7.32
September 30, 2005	$11.23	$7.28	$10.97
December 30, 2005	$11.47	$9.18	$10.29
March 31, 2006	$12.88	$10.42	$12.13
June 30, 2006	$14.55	$9.82	$12.02
September 29, 2006	$12.27	$9.59	$10.78
December 29, 2006	$15.23	$10.34	$14.87
March 30, 2007	$19.03	$13.53	$18.50
June 29, 2007	$23.86	$18.44	$22.28
September 28, 2007	$34.60	$17.00	$33.93
December 31, 2007	$38.32	$29.90	$32.67
March 31, 2008	$37.54	$24.00	$34.64
June 30, 2008	$44.10	$34.05	$35.82
September 30, 2008	$35.00	$16.50	$19.15
December 31, 2008	$18.90	$8.80	$12.11
March 31, 2009	$17.85	$11.50	$13.30
June 30, 2009	$21.27	$13.10	$17.63
September 25, 2009*	$23.58	$15.58	$22.54

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VALE

Initial price: $22.54

Protection level: 75.00%

Protection price: $16.91

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.365572

Coupon: 12.50% per annum

Maturity: March 30, 2010

Dividend yield: 2.36% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		101.18%
+ 90%	6.25%		91.18%
+ 80%	6.25%		81.18%
+ 70%	6.25%		71.18%
+ 60%	6.25%		61.18%
+ 50%	6.25%		51.18%
+ 40%	6.25%		41.18%
+ 30%	6.25%		31.18%
+ 20%	6.25%		21.18%
+ 10%	6.25%		11.18%
+ 5%	6.25%		6.18%

0%	6.25%		1.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-3.82%
- 10%	6.25%	-3.75%	-8.82%
- 20%	6.25%	-13.75%	-18.82%
- 30%	N/A	-23.75%	-28.82%
- 40%	N/A	-33.75%	-38.82%
- 50%	N/A	-43.75%	-48.82%
- 60%	N/A	-53.75%	-58.82%
- 70%	N/A	-63.75%	-68.82%
- 80%	N/A	-73.75%	-78.82%
- 90%	N/A	-83.75%	-88.82%
- 100%	N/A	-93.75%	-98.82%

Valero Energy Corporation

According to publicly available information as of December 31, 2008, Valero Energy Corporation (the “Company”) owns and operates 16 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 25, 2009*	$21.10	$15.29	$19.46

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $19.46

Protection level: 75.00%

Protection price: $14.60

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.387461

Coupon: 9.25% per annum

Maturity: March 30, 2010

Dividend yield: 3.04% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		101.52%
+ 90%	4.625%		91.52%
+ 80%	4.625%		81.52%
+ 70%	4.625%		71.52%
+ 60%	4.625%		61.52%
+ 50%	4.625%		51.52%
+ 40%	4.625%		41.52%
+ 30%	4.625%		31.52%
+ 20%	4.625%		21.52%
+ 10%	4.625%		11.52%
+ 5%	4.625%		6.52%

0%	4.625%		1.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-3.48%
- 10%	4.625%	-5.375%	-8.48%
- 20%	4.625%	-15.375%	-18.48%
- 30%	N/A	-25.375%	-28.48%
- 40%	N/A	-35.375%	-38.48%
- 50%	N/A	-45.375%	-48.48%
- 60%	N/A	-55.375%	-58.48%
- 70%	N/A	-65.375%	-68.48%
- 80%	N/A	-75.375%	-78.48%
- 90%	N/A	-85.375%	-88.48%
- 100%	N/A	-95.375%	-98.48%

Wendy’s/Arby’s Group, Inc.

According to publicly available information, Wendy’s/Arby’s Group, Inc. (the “Company”), is the parent company of Wendy’s International, Inc. (“Wendy’s”) and Arby’s Restaurant Group, Inc. (“ARG”), which are the franchisors of the Wendy’s and Arby’s restaurant systems. As of December 28, 2008, the Wendy’s restaurant system was comprised of 6,630 restaurants, of which 1,406 were owned and operated by the Company. As of December 28, 2008, the Arby’s restaurant system was comprised of 3,756 restaurants, of which 1,176 were owned and operated by the Company. The Company’s corporate predecessor was incorporated in Ohio in 1929. The Company reincorporated in Delaware in June 1994. Effective September 29, 2008, in conjunction with the merger with Wendy’s, the Company’s corporate name was changed from Triarc Companies, Inc. (“Triarc”) to Wendy’s/Arby’s Group, Inc. The Company principal executive offices are located at 1155 Perimeter Center West, Atlanta, Georgia 30338. The Wendy’s and Arby’s brands continue to operate independently, with headquarters in Dublin, Ohio and Atlanta, Georgia, respectively. A consolidated support center is based in Atlanta, Georgia and oversees all public company responsibilities, as well as other shared service functions. The Company’s website address is www.wendysarbys.com.

The linked share’s SEC file number is 001-02207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.24	$8.20	$9.89
December 31, 2003	$11.86	$9.65	$11.61
March 31, 2004	$12.07	$10.06	$10.74
June 30, 2004	$11.10	$9.86	$10.15
September 30, 2004	$11.44	$9.34	$11.23
December 31, 2004	$12.94	$10.66	$12.77
March 31, 2005	$16.26	$12.28	$13.95
June 30, 2005	$16.36	$13.47	$15.81
September 30, 2005	$17.09	$15.37	$16.50
December 30, 2005	$17.19	$15.53	$16.44
March 31, 2006	$18.17	$16.18	$17.90
June 30, 2006	$18.37	$15.32	$16.04
September 29, 2006	$17.38	$14.09	$16.29
December 29, 2006	$22.02	$15.99	$21.35
March 30, 2007	$21.60	$17.81	$18.40
June 29, 2007	$19.38	$15.36	$15.59
September 28, 2007	$15.93	$11.96	$12.07
December 31, 2007	$14.24	$7.76	$8.57
March 31, 2008	$9.64	$6.30	$6.30
June 30, 2008	$7.35	$5.88	$6.40
September 30, 2008	$6.60	$4.16	$5.26
December 31, 2008	$5.30	$2.64	$4.94
March 31, 2009	$5.80	$3.86	$5.03
June 30, 2009	$5.78	$3.55	$4.00
September 25, 2009*	$5.53	$3.81	$4.98

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WEN

Initial price: $4.98

Protection level: 75.00%

Protection price: $3.74

Physical delivery amount: 200 ($1,000/Initial price)

Fractional shares: 0.803213

Coupon: 14.25% per annum

Maturity: March 30, 2010

Dividend yield: 1.22% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.61%
+ 90%	7.125%		90.61%
+ 80%	7.125%		80.61%
+ 70%	7.125%		70.61%
+ 60%	7.125%		60.61%
+ 50%	7.125%		50.61%
+ 40%	7.125%		40.61%
+ 30%	7.125%		30.61%
+ 20%	7.125%		20.61%
+ 10%	7.125%		10.61%
+ 5%	7.125%		5.61%

0%	7.125%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.39%
- 10%	7.125%	-2.875%	-9.39%
- 20%	7.125%	-12.875%	-19.39%
- 30%	N/A	-22.875%	-29.39%
- 40%	N/A	-32.875%	-39.39%
- 50%	N/A	-42.875%	-49.39%
- 60%	N/A	-52.875%	-59.39%
- 70%	N/A	-62.875%	-69.39%
- 80%	N/A	-72.875%	-79.39%
- 90%	N/A	-82.875%	-89.39%
- 100%	N/A	-92.875%	-99.39%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 25, 2009*	$29.56	$22.08	$28.19

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $28.19

Protection level: 70.00%

Protection price: $19.73

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.473572

Coupon: 14.50% per annum

Maturity: March 30, 2010

Dividend yield: 2.73% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		101.37%
+ 90%	7.25%		91.37%
+ 80%	7.25%		81.37%
+ 70%	7.25%		71.37%
+ 60%	7.25%		61.37%
+ 50%	7.25%		51.37%
+ 40%	7.25%		41.37%
+ 30%	7.25%		31.37%
+ 20%	7.25%		21.37%
+ 10%	7.25%		11.37%
+ 5%	7.25%		6.37%

0%	7.25%		1.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.63%
- 10%	7.25%	-2.75%	-8.63%
- 20%	7.25%	-12.75%	-18.63%
- 30%	7.25%	-22.75%	-28.63%
- 40%	N/A	-32.75%	-38.63%
- 50%	N/A	-42.75%	-48.63%
- 60%	N/A	-52.75%	-58.63%
- 70%	N/A	-62.75%	-68.63%
- 80%	N/A	-72.75%	-78.63%
- 90%	N/A	-82.75%	-88.63%
- 100%	N/A	-92.75%	-98.63%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 28, 2008, the Company operated 275 stores: 264 stores in 38 U.S. states and the District of Columbia; six stores in Canada; and five stores in the United Kingdom. This includes 55 stores (net of closed and divested locations) acquired from Wild Oats Markets, Inc. (“Wild Oats”) on August 28, 2007: 52 stores in 20 U.S. states and three stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 25, 2009*	$30.13	$17.16	$28.77

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $28.77

Protection level: 75.00%

Protection price: $21.58

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.758429

Coupon: 12.75% per annum

Maturity: March 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.00%
+ 90%	6.375%		90.00%
+ 80%	6.375%		80.00%
+ 70%	6.375%		70.00%
+ 60%	6.375%		60.00%
+ 50%	6.375%		50.00%
+ 40%	6.375%		40.00%
+ 30%	6.375%		30.00%
+ 20%	6.375%		20.00%
+ 10%	6.375%		10.00%
+ 5%	6.375%		5.00%

0%	6.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-5.00%
- 10%	6.375%	-3.625%	-10.00%
- 20%	6.375%	-13.625%	-20.00%
- 30%	N/A	-23.625%	-30.00%
- 40%	N/A	-33.625%	-40.00%
- 50%	N/A	-43.625%	-50.00%
- 60%	N/A	-53.625%	-60.00%
- 70%	N/A	-63.625%	-70.00%
- 80%	N/A	-73.625%	-80.00%
- 90%	N/A	-83.625%	-90.00%
- 100%	N/A	-93.625%	-100.00%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2008, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 25, 2009*	$51.65	$29.36	$46.63

*	High, low and closing prices are for the period starting July 1, 2009 and ending September 25, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $46.63

Protection level: 70.00%

Protection price: $32.64

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.445421

Coupon: 18.00% per annum

Maturity: March 30, 2010

Dividend yield: 1.51% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.76%
+ 90%	9.00%		90.76%
+ 80%	9.00%		80.76%
+ 70%	9.00%		70.76%
+ 60%	9.00%		60.76%
+ 50%	9.00%		50.76%
+ 40%	9.00%		40.76%
+ 30%	9.00%		30.76%
+ 20%	9.00%		20.76%
+ 10%	9.00%		10.76%
+ 5%	9.00%		5.76%

0%	9.00%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.24%
- 10%	9.00%	-1.00%	-9.24%
- 20%	9.00%	-11.00%	-19.24%
- 30%	9.00%	-21.00%	-29.24%
- 40%	N/A	-31.00%	-39.24%
- 50%	N/A	-41.00%	-49.24%
- 60%	N/A	-51.00%	-59.24%
- 70%	N/A	-61.00%	-69.24%
- 80%	N/A	-71.00%	-79.24%
- 90%	N/A	-81.00%	-89.24%
- 100%	N/A	-91.00%	-99.24%